 Exhibit 3.3

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

Dated: ________, 2018	Warrant Number: CSW-___
WARRANT TO PURCHASE
COMMON STOCK
OF
IMAGEWARE SYSTEMS, INC.

This certifies that ___________________________, or its permitted assigns (each a “Holder”), for value received, is entitled to purchase, at an exercise price equal to $0.01 per share (the “Exercise Price”) from IMAGEWARE SYSTEMS, INC., a Delaware corporation (the “Company”), up to _______________________ (_____) shares of fully paid and nonassessable shares of the Company’s Common Stock, par value $0.01 per share (“Common Stock”). This Warrant is being issued as a special dividend to the holders of the Company’s Series A Convertible Preferred Stock, par value $0.01 per share (“Series A Preferred”), of record as of [_____], 2018.

This Warrant shall be exercisable from time to time, commencing on the date hereof (the “Issuance Date”) and ending on the Expiration Date (as defined below), upon surrender to the Company at its principal office (or at such other location as the Company may advise the Holder in writing) of this Warrant properly endorsed with (i) the Notice of Exercise attached hereto duly completed and executed and (ii) payment of the aggregate Exercise Price for the number of shares for which this Warrant is being exercised determined in accordance with the provisions hereof. Any such exercise of this Warrant shall be subject to all of the terms, conditions and limitations set forth herein.

1.           Exercise of Warrant. This Warrant may only be exercised by the Holder concurrently with the conversion of shares of Series A Preferred held by the Holder into shares of Common Stock (whether such conversion is voluntary or mandatory), such exercise to be made for [___] shares of Common Stock for each share of Series A Preferred that is converted by the Holder (such number of shares of Common Stock per share of Series A Preferred, as adjusted pursuant to Section 4 hereof, the “Conversion Rate”). Except as set forth in the immediately preceding sentence, the Holder shall not be entitled to exercise this Warrant at other any time or under any other circumstances. If the Holder fails to exercise this Warrant concurrently with the conversion of any shares of Series A Preferred held by the Holder into shares of Common Stock, then the number of shares of Common Stock issuable upon exercise of this Warrant shall be reduced by a number of shares of Common Stock equal to the product of the Conversion Rate and the number of shares of Series A Preferred so converted, such reduction to occur concurrently with such conversion of such shares of Series A Preferred without any further action on the part of, or notice to, any person or entity. The Holder shall not receive any payment, distribution or any other amount in respect of any such reduction of the number of shares of Common Stock issuable upon exercise of this Warrant contemplated by the immediately preceding sentence. Shares of Common Stock issuable upon conversion of the Holder’s shares of Series A Preferred are referred to herein as “Conversion Shares.” For the avoidance of doubt, the Holder may not elect to exercise this Warrant except in connection with the Holder’s simultaneous conversion of Series A Preferred into Conversion Shares.

1.1           Method of Exercise. The Holder hereof may exercise this Warrant, in whole or in part, by the surrender of this Warrant (with the Form of Subscription attached hereto duly completed and executed) at the principal office of the Company, and by the payment to the Company of an amount of consideration therefor equal to the Exercise Price in effect on the date of such exercise multiplied by the number of shares of Common Stock with respect to which this Warrant is then being exercised, payable at such Holder’s election by certified or official bank check or by wire transfer to an account designated by the Company. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the shares of Common Stock purchasable hereunder (subject to any reduction in the number of shares of Common Stock purchasable hereunder contemplated in the immediately preceding paragraph).

2.           Term of Warrant. This Warrant shall expire upon the earliest to occur of (i) the conversion of all Series A Preferred held by the Holder into Conversion Shares, (ii) the redemption by the Company of all shares of Series A Preferred held by the Holder, (iii) this Warrant no longer representing the right to purchase any shares of Common Stock (including as a result of a reduction of the number of shares of Common Stock issuable upon exercise of this Warrant contemplated in Section 1 or Section 2.1), and (iv) [______], 2028 (the “Expiration Date”). Upon expiration of this Warrant, all of the Holder’s rights hereunder shall terminate.

2.1           Effect of Redemption by the Company of Series A Preferred. In the event the Company exercises its right to redeem any shares of Series A Preferred held by the Holder pursuant to Section 7 of the Certificate of Designations, Preferences and Rights of Series A Preferred (the “Certificate of Designations”), then the number of shares of Common Stock issuable upon exercise of this Warrant shall be reduced by a number of shares of Common Stock equal to the product of the Conversion Rate and the number of shares of Series A Preferred so redeemed, such reduction to occur concurrently with such redemption of such shares of Series A Preferred without any further action on the part of, or notice to, any person or entity. The Holder shall not receive any payment, distribution or any other amount in respect of any such reduction of the number of shares of Common Stock issuable upon exercise of this Warrant contemplated by the immediately preceding sentence.

3.            Shares to be Fully Paid; Reservation of Shares. The Company covenants and agrees that all shares of Common Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any shareholder and free of all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved, for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of authorized but unissued shares of Common Stock.

4.            Adjustment of Conversion Rate and Number of Shares. The Conversion Rate and the number of shares of Common Stock purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 4.

4.1            Subdivision or Combination of Stock. In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, then each of the Conversion Rate and the number of shares of Common Stock purchasable upon the exercise of this Warrant, each in effect immediately prior to such subdivision, shall be proportionately increased. In case the Company shall combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then each of the Conversion Rate and the number of shares of Common Stock purchasable upon the exercise of this Warrant, each in effect immediately prior to such subdivision, shall be proportionately decreased.

4.2            Reclassification. If any reclassification of the capital stock of the Company shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, or other assets or property, then, as a condition of such reclassification, lawful and adequate provisions shall be made whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the shares of the Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby. In any reclassification described above, appropriate provision shall be made with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Conversion Rate and of the number of shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof.

4.3            Notice of Adjustment. Upon any adjustment of the Conversion Rate or any increase or decrease in the number of shares purchasable upon the exercise of this Warrant, the Company shall give written notice thereof, by first class mail postage prepaid, addressed to the registered Holder of this Warrant at the address of such Holder as shown on the books of the Company. The notice shall be signed by the Company’s chief financial officer and shall state the Conversion Rate resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

4.4            Other Notices. If at any time:

(1)            the Company shall declare any cash dividend upon its Common Stock;

(2)            there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

(3)            the Company elects to redeem all or a portion of the Series A Preferred in accordance with Section 7 of the Certificate of Designations (a “Redemption”);

then, in any one or more of said cases, the Company shall give, either by electronic mail or by first class mail, postage prepaid, addressed to the Holder of this Warrant at the address of such Holder as shown on the books of the Company, (a) at least twenty (20) days prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, (b) in the case of a dissolution, liquidation or winding-up, at least ten (10) days prior written notice of the date when the same shall take place or (c) in the case of a Redemption, at least ten (10) days prior written notice of the date when the same shall take place; provided, however, that the Holder shall make a best efforts attempt to respond to such notice as early as possible after the receipt thereof. Any notice given in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, the date on which the holders of Common Stock shall be entitled thereto. Any notice given in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such dissolution, liquidation, winding-up, or conversion, as the case may be. Any notice given in accordance with the foregoing clause (c) shall also specify the date on which such Redemption shall take place, the number of shares of Series A Preferred to be redeemed, and the corresponding number of Warrants to be terminated at the time of such Redemption.

5.            No Voting or Dividend Rights. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent to receive notice as a shareholder of the Company or any other matters or any rights whatsoever as a shareholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised.

6.            Transfer of Warrants. If the Holder shall sell, assign or otherwise transfer any shares of Series A Preferred held by the Holder, then a portion of this Warrant representing the right to purchase a number of shares of Common Stock equal to the product of the Conversion Rate and the number of shares of Series A Preferred so sold, assigned or transferred shall be transferred to the purchaser, assignee or transferee of such shares of Series A Preferred Stock. Any such transfer of this Warrant (or the applicable portion hereof) described in the immediately preceding sentence shall occur concurrently with the sale, assignment or other transfer of the applicable shares of Series A Preferred, without any further action on the part of, or notice to, any person or entity. Except for an assignment of this Warrant (or any portion hereof) contemplated by this Section 6, this Warrant shall not be assigned, pledged, sold, encumbered, transferred or otherwise disposed of by the Holder, either voluntarily or by operation of law, and any such attempted assignment, pledge, sale, encumbrance, transfer or other disposition of this Warrant, other than in accordance with the terms set forth in this Section 6, shall be null and void, and of no effect.

7.            Lost Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of this Warrant, the Company, at its expense, will make and deliver a new Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

8.            Modification and Waiver. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holder hereof. Any amendment or waiver affected in accordance with this Section 8 shall be binding upon the Company and the Holder.

9.            Notices. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally, delivered via electronic mail or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such holder from time to time.

10.            Titles and Subtitles; Governing Law; Venue. The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant. This Warrant is to be construed in accordance with and governed by the internal laws of the State of California without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the Company and the Holder. All disputes and controversies arising out of or in connection with this Warrant shall be resolved exclusively by the state and federal courts located in San Diego in the State of California, and each of the Company and the Holder hereto agrees to submit to the jurisdiction of said courts and agrees that venue shall lie exclusively with such courts.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its officers, thereunto duly authorized as of the date first above written.

ImageWare Systems, Inc.

By:
        S. James Miller
        Chief Executive Officer

[Signature Page To Warrant]

FORM OF SUBSCRIPTION

(To be signed only upon exercise of Warrant)

To: IMAGEWARE SYSTEMS, INC.

The undersigned, the holder of a right to purchase shares of Common Stock of ImageWare Systems, Inc. (the “Company”) pursuant to that certain Warrant to Purchase Common Stock of ImageWare Systems, Inc. number _____ (the “Warrant”), dated as of ____________ hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, __________________________ (_________) shares of Common Stock of the Company and herewith makes payment of ________________________ Dollars ($__________) therefor in cash.

The undersigned represents that it is acquiring such securities for its own account for investment and not with a view to or for sale in connection with any distribution thereof.

DATED: ________________

____________________________

By:
Name:
Its:

ACKNOWLEDGMENT

To: HOLDER

The undersigned hereby acknowledges that as of the date hereof, __________________ (___________) shares of Common Stock remain subject to the right of purchase in favor of _____________ pursuant to that certain Warrant to Purchase Common Stock of ImageWare Systems, Inc., number ___ dated as of ____________.

DATED: ________________

ImageWare Systems, Inc.

By:

Name:

Its:

Warrant Receipt

The undersigned, ___________________, does hereby acknowledge receipt of Warrant number _____ dated, ________________, representing _____________ (________) shares of the Common Stock Warrants of ImageWare Systems, Inc.

IN WITNESS WHEREOF, the undersigned has executed this Receipt as of the date set forth below.

Type:
Common Stock Warrants

Warrant Number:
______

Number of Shares:

Name:

Date: